                                      EXHIBIT B
                                      ---------

                                JOINT FILING AGREEMENT
                                ----------------------

         The undersigned acknowledge and agree that the foregoing statement on
Schedule 13G is filed on behalf of each of the undersigned and that all subsequent amendments to this statement on Schedule 13G shall be filed on behalf of each of the undersigned without the necessity of filing additional joint acquisition statements. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning him or it containing therein, but shall not be responsible for the completeness and accuracy of the information concerning the other, except to the extent that he or it knows or has reason to believe that such information is accurate.


Dated: August 7, 1996

                                            The TCW Group, Inc.


                                            By: /s/Mohan V. Phansalkar
                                                ----------------------
                                                 Mohan V. Phansalkar
                                                 Authorized Signatory


                                            Robert Day



                                            By: /s/Mohan V. Phansalkar
                                                ----------------------
                                                 Mohan V. Phansalkar under
                                                 Power of Attorney dated
                                                 January 30, 1996, on File with
                                                 Schedule 13G Amendment Number
                                                 1 for Matrix Service Co. dated
                                                 January 30, 1996.














                                         B-1